UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

Palomar Holdings, Inc.
(Exact name of registrant as specified in its charter) Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037
(Address of principal executive offices, including zip code)

(619) 567-5290
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on October 27, 2025, Palomar Insurance Holdings, Inc. (the “Buyer”), a direct, wholly owned subsidiary of Palomar Holdings, Inc. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with The Gray Casualty & Surety Company (“Target”) and BCP Surety Group Sole Member, LLC (the “Seller”), pursuant to which the Buyer will purchase from Seller all of the issued and outstanding equity interests of Target for a purchase price of $300 million, subject to customary adjustments set forth in the Purchase Agreement (the “Transaction”).

On January 31, 2026 (the “Closing Date”), the parties consummated the Transaction pursuant to the Purchase Agreement.

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement and Guaranty

On January 27, 2026, the Company entered into a credit agreement (the “Credit Agreement”) with (i) U.S. Bank National Association, a national banking association, as administrative agent for the Lenders (as defined below), (ii) KeyBank National Association, as syndication agent, (iii) Citizens Bank, N.A, The Huntington National Bank, PNC Bank, National Association, and Wells Fargo Banks, National Association, each as documentation agent, and (iv) U.S. Bank National Association and KeyBank National Association, each as joint lead arranger and joint book runner, for unsecured credit facilities totaling $450 million, comprised of a $150 million revolving facility (the “Revolver”) and a $300 million term loan (the “Term Loan”). The facilities mature on January 27, 2031. The Credit Agreement also provides for uncommitted incremental facilities of up to $100 million subject to customary conditions.

Borrowings bear interest at Term SOFR or the Alternate Base Rate plus an applicable margin of 1.5% to 1.75% in the case of Term SOFR or 0.5% to 0.75% in the case of the Alternate Base Rate, each as determined by the Company’s Debt to Capital Ratio, and customary unused commitment and letter of credit fees apply.

The Term Loan amortizes quarterly beginning June 30, 2026, and loans may be prepaid without premium.

Obligations under the Credit Agreement are guaranteed by certain of its domestic subsidiaries pursuant to a Guaranty dated January 27, 2026, made in favor of Administrative Agent by Palomar Insurance Holdings, Inc., Palomar Specialty Insurance Company, Palomar Excess and Surplus Insurance Company, Palomar Insurance Agency, Inc., Palomar Underwriters Exchange Organization, Inc., Palomar Crop Insurance Services, Inc. and First Indemnity of America Insurance Company (the “Guaranty”). Palomar’s obligations under the Credit Agreement are unsecured with a negative pledge against all assets of Palomar and its subsidiaries as described in the Credit Agreement.

Proceeds may be used for general corporate purposes, permitted acquisitions, including the Transaction, and refinancing of existing indebtedness.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, financial covenants, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions.

The Credit Agreement provides for events of default customary for loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on Palomar. During the existence of an event of default, all outstanding amounts of the loans shall bear interest at a rate per annum equal to the rate otherwise applicable thereto plus 2.00%.

The foregoing description of the Credit Agreement and Guaranty are not intended to be complete and are qualified in their entirety by reference to the Credit Agreement and Guaranty, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

Amendment to Purchase Agreement

On January 30, 2026, Buyer entered into an amendment to equity purchase agreement with Seller (the “Amendment”). The Amendment provides, among other things, provides that closing will be effective on the last day of the month on which the closing conditions are satisfied in accordance with the Purchase Agreement.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.2 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note of this Report is incorporated into this Item 2.01 by reference.

On the Closing Date, the Company completed the Transaction pursuant to the Purchase Agreement and acquired all of the issued and outstanding equity interests of Target.

Pursuant to the Purchase Agreement, the Company paid approximately $311 million (the “Purchase Price”) in cash in connection with the Transaction. The Purchase Price was funded with the proceeds from the Term Loan and cash on hand.

The summary description of the terms of the Purchase Agreement, including the description of the transactions contemplated thereby, do not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the Purchase Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 30, 2025, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated hereunder by reference.

Item 7.01	Regulation FD

On February 2, 2026, the Company issued a press release announcing the Closing. The press release is attached hereto and furnished as Exhibit 99.1.

The information contained in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “projects,” “intends,” “estimates,” and other words of similar meaning. These forward-looking statements include statements regarding the completion of the Transaction. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Readers should carefully consider any such statement and should understand that many factors could cause actual results to differ from these forward-looking statements. These factors may include risks associated with market conditions and the satisfaction of customary closing conditions related to the Transaction, as well as risks and uncertainties inherent in the Company’s business, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1*

Equity Purchase Agreement, dated October 27, 2025, by and among Palomar Insurance Holdings, Inc., The Gray Casualty & Surety Company and BCP Surety Group Sole Member, LLC. (incorporated by reference from the Current Report on Form 8-K filed on October 30, 2025).

2.2	Amendment to Equity Purchase Agreement, dated January 30, 2026, by and among Palomar Insurance Holdings, Inc. and BCP Surety Group Sole Member, LLC.
10.1*

Credit Agreement, dated January 27, 2026, by and among Palomar Holdings, Inc. and (i) U.S. Bank National Association, as administrative agent for the lenders, (ii) KeyBank National Association, as syndication agent, (iii) Citizens Bank, N.A, The Huntington National Bank, PNC Bank, National Association, and Wells Fargo Banks, National Association, each as documentation agent, and (iv) U.S. Bank National Association and KeyBank National Association, each as joint lead arranger and joint book runner.

10.2

Guaranty, dated January 27, 2026, by and among Palomar Insurance Holdings, Inc., Palomar Specialty Insurance Company, Palomar Excess and Surplus Insurance Company, Palomar Insurance Agency, Inc., Palomar Underwriters Exchange Organization, Inc., Palomar Crop Insurance Services, Inc. and First Indemnity of America Insurance Company and U.S. Bank National Association.

99.1	Press Release dated February 2, 2026.

*Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palomar Holdings, Inc.

Dated: February 2, 2026	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer (Principal Financial and Accounting Officer)